UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 21, 2005
                                                  -----------------

                     Conversion Services International, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       0-30420                 20-1010495
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


          100 Eagle Rock Avenue
        East Hanover, New Jersey                                07936
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code   (973) 560-9400
                                                      -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02   Non-Reliance  on Previously Issued Financial Statements or a Related
            Audit Report or Completed Interim Review

(a) On November 21, 2005, Conversion Services International, Inc. (the "Company") issued a press release announcing that it will restate its financial statements for the quarters ended September 30, 2004, March 31, 2005 and June 30, 2005, and the year ended December 31, 2004, and such financial statements should not be relied upon. These quarterly and annual financial statements will be restated primarily as a result of revised accounting treatment related to the Company's issuance of financial instruments in August and September 2004 and to properly record the loss resulting from the fair value adjustment of the financial instruments. A description of the principal adjustments resulting from the restatement is set forth in the press release, a copy of which is attached to this Current Report. The Company's determination to account for the transaction as set forth in the press release was made by the Board of Directors of the Company, as well as its Audit Committee, on November 21, 2005, and was discussed with the Company's independent registered public accounting firm.

      In August 2004, the Company issued a warrant to purchase 800,000 shares of Company common stock to Laurus Master Fund as part of a financing transaction. In September 2004, the Company issued warrants to purchase 400,000 shares of Company common stock to three entities affiliated with Sands Brothers Venture Capital. Using the guidance in EITF 00-27, Application of EITF Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," the Company had previously accounted for these warrants by calculating the fair value of the warrants using an option pricing model and attributing a portion of the underlying debt associated to the warrants by recording the value of the warrants as a component of stockholders' equity and a corresponding reduction of the debt.

      The value of these warrants are now reflected as a financial instrument in the current liabilities section of the Condensed Consolidated Balance Sheet as a result of the issuance of a registration rights agreement that included a liquidated damages clause, which linked to an effective registration of such securities. Accordingly, the Company applied EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" and accounted for the warrants as a liability. The Company is also required to revalue the liability at each reporting period to reflect the current fair value of the financial instruments. The gain or loss associated with this revaluation is recorded as a component of income (loss) from continuing operations. The accounting changes had no cash flow impact to the Company.


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      This change requires  restatement of the Company's  Quarterly  Reports for the periods ending September 30, 2004, March 31, 2005 and June 30, 2005, and the Company's Annual Report for the year ended December 31, 2004, and the amended Quarterly Reports and the Annual Report for those periods are being filed simultaneously with this Current Report.

      As a result of these corrections, management has recommended, and the Board of Directors and its Audit Committee, has approved, the restatement of each of the quarters ended September 30, 2004, March 31, 2005 and June 30, 2005, and the restatement of the year ended December 31, 2004, through the filing of an amended Form 10-QSB for each of these quarters and an amended Form 10-KSB/A for the year end. In addition, the Company will also incorporate these corrections for its third quarter ended September 30, 2005 in its Quarterly Report on Form 10-QSB filed today.


Item 9.01   Financial Statements and Exhibits

      (c)   Exhibits.

Exhibit Number    Description
--------------    -------------------------------------
99.1              Press Release dated November 21, 2005

Statements contained in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements.

                                      # # #


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 21, 2005              CONVERSION SERVICES INTERNATIONAL, INC.


                               By: /s/ Scott Newman
                                    ----------------------------------
                                    Name:  Scott Newman
                                    Title: President and Chief Executive Officer


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